                                                                   EXHIBIT 10.16

Standard Form of OFFICE BUILDING LEASE Developed by PORTLAND METROPOLITAN ASSOCIATION OF BUILDING OWNERS AND MANAGERS

                                 OFFICE LEASE

[LOGO OF
PORTLAND
APPEARS
HERE] This lease, made and entered into at Portland, Oregon, this 6th day of March 1997 by and between

                 H. NAITO CORPORATION, an Oregon Corporation,

          LANDLORD:

               and CitySearch, Inc., a Delaware Corporation,

          TENANT:

          Landlord hereby leases to Tenant the following:  Suite 700

                                                                  (the Premises)

          in Montgomery Park                                      (the Building)

          at 2701 NW Vaughn St., Portland, Oregon, containing approximately 4,696 rentable square feet as outlined in red on the attached Exhibit A calculated using a load factor of twelve percent.

          Tenant's Proportion Share for purposes of Section 19 shall be 0.701%.

          This lease is for a term commencing April 1, 1997, 1997 and continuing through March 31, 2002 at a Monthly Base Rental as follows: Six Thousand Eight Hundred Forty Eight and no/100 Dollars ($6,848.00).

          Rent is payable in advance on the 1st day of each month commencing April 1, 1997. Landlord and Tenant covenant and agree as follows:

1.1 Delivery of Possession.
          Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within 90 days following commencement of the term, then Tenant may elect to cancel this lease by notice to Landlord within 10 days following expiration of the 90-day period. Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease in any manner unless the parties execute a written extension agreement.

2.1 Rent Payment.
          Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amounts determined under Section 19 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of one percent per month until paid. Landlord may at its option impose a late charge of $.05 for each $1 of rent for rent payments made more than 10 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

3.1 Lease Consideration.
          Upon execution of the lease Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable and in addition has paid the sum of $ 6,848.00 as lease consideration. Landlord may apply the lease consideration to

                                                                  Please Initial

                                                                    [ILLEDGIBLE]
                                                      __________    ------------
                                                       Landlord         Tenant

          At no time shall Tenant be liable for any costs, abatement fines, penalties, or charges resulting from Landlord's lack of compliance with local, state or federal ordinances, laws, rules or regulations. If Tenant does incur such costs, fines or penalties resulting from Landlord's failure to Comply with local, state or federal ordinances, laws, rules or regulations, Landlord agrees to hold harmless and indemnify Tenant for all liabilities incurred by Tenant within 30 days of receipt of an itemized accounting of liability pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by of Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1 Use. Tenant shall use the Premises as a business office and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.2 Equipment
          Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense. Landlord shall have no obligation to pay for installation of equipment by any telecommunications provider whose equipment is not then servicing the Building.

4.3 Signs.
          No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises so as to be visible from outside the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof. See Exhibit "B", paragraph 7.

5.1 Utilities and Services.
          Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (if the Building is air conditioned) during the normal Building hours as established by Owner*. Janitorial service will be provided in accordance with the regular schedule of the Building. which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. *Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to the Premises. *8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 12:00 noon Saturday.

5.2 Extra Usage.
          If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause. Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination.

5.3 Security.
          Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the leased Premises with Landlord's written consent which will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall not have any liability for accidentally setting off Tenant's security system. Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time.

6.1 Maintenance and Repair.
          Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use-because of repairs and installations. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant.* Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense.

          * Except where caused by the negligence or willful misconduct of Landlord or its agents.

                                                                  Please Initial

                                                                    [ILLEDGIBLE]
                                                      __________    ------------
                                                       Landlord         Tenant

          Tenant shall not make any significant alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Promises to the original condition upon termination of this lease.* Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Promises. *So long as Landlord provided notice to Tenant prior to commencement of construction of such improvement, alterations, etc.

7.1 Indemnity.
          Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease. Neither Landlord nor its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).*

7.2 Insurance.
          Tenant shall carry liability insurance with limits of not less than ONE Million Dollars ($1,000,000) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured, cover the liability insured under paragraph 7.1 of this lease and be in form and with companies reasonably acceptable to Owner. Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be cancelled or materially changed without 10 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy, upon request from Landlord.

8.1 Fire or Casualty.
          "Major Damage" means damage by fire or other casualty to the Building or the Promises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this lease by notice in writing to the Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by Tenant.

8.2 Waiver of Subrogation.
          Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a special all risk property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.* This waiver is binding only if it does not invalidate the insurance coverage of either party hereto. *Except where caused by the negligence or willful misconduct of Landlord or its agents.

9.1 Eminent Domain.
          If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that the condemning authority.* Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall be shared with Tenant according to the percentage the leased premises bear to the total. * authorizes condemnation.

10.1 Assignment and Subletting.
          This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the proposed Tenant is compatible with Landlord's normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph. Landlord shall have the option if terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant. Tenant shall pay any reasonable costs incurred by Landlord in connection with a request for assignment or subletting. including reasonable attorneys' fees.

          See Exhibit "B", paragraph 7.

          * Except where caused by the negligence or willful misconduct of Landlord or its agents.

                                                                  Please Initial

                                                                    [ILLEDGIBLE]
                                                      __________    ------------
                                                       Landlord         Tenant

11.1 Default.
          Any of the following shall constitute a default by Tenant under this lease:

          (a) Tenant's failure to pay rent or any other charge under this lease within 20 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good, faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease.
          (b) Tenant's insolvency, business failure or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer, or the appointment of a receiver for all or any portion of Tenant's properties or financial records.
          (c)  Assignment or subletting by Tenant in violation of paragraph
          10.1.
          (d) Failure to occupy the Premises within twenty (20) days after notice from Landlord tendering possession.

11.2 Remedies for Default.
          In case of default as described in paragraph 11.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:
          (a) Landlord may at its option terminate the lease by notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building, if Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant only if the other space is significantly better suited for prospective Tenant's needs.
          (b) Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgement at the prevailing interest rate on judgements.
          (c) Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one (1%) percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.

12.1 Surrender.
          On expiration or early termination of this lease Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be 125% of the total rent being charged when the lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply, or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.

13.1 Regulations.
          Landlord shall have the right but shall not be obligated to make, revise and enforce reasonable regulations or policies consistent with this lease for the purpose of promoting safety, health (including moving, use of common areas and prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this lease.

14.1 Access.
          During times other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord may regulate access to any Building elevators outside of normal Building hours. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises or to show the Premises to any prospective tenant or purchasers. Except in case of emergency such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant. Entry during normal business hours, except in emergency situations, shall take place with reasonable advance notice.

14.2 Furniture and Bulky Articles.
          Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.

                                                               Please Initial

                                                ________       ______________
                                                Landlord           Tenant

15.1 Notices.
          Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant shall be delivered to Chief Financial Officer CitySearch 790 E. Colorado Blvd., Suite 200 Pasadena, CA 91101. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1 Subordination and Attornment.
          This lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts (here after collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant's lease. Tenant shall attorn to such purchaser and this Lease shall continue. See Exhibit B, paragraph 9 for non-disturbance agreement.

16.2 Transfer of Building.
          If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.

16.3 Estoppels.
          Either party will within 10 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect: whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this lease.

17.1 Attorneys' Fees.
          In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorneys' fees at trial and on any appeal.

18.1 Quiet Enjoyment.
          Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building, except where caused by the negligence or wilful misconduct of Landlord or its agents.

*****

19.2 Additional Rent-Cost-of-Living Adjustment.
          On each anniversary date of this lease, the Landlord shall adjust the base rental in the same percentage as the increase, if any, in the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics. The charge shall be computed by comparing the schedule entitled "U.S. City Average, All Items, All Urban Consumers, 1982 - 84 = 100* for the latest available month preceding the month in which the lease term commenced with the same figure for the same month in the years for which the adjustment is computed. All comparisons shall be made using index figures derived from the same base period and in no event shall this provision operate to decrease the monthly rental for the Premises below the initial stated monthly rental, plus property tax adjustments and operating expense adjustments as provided in this Lease. If the index cited above is revised or discontinued during the term of this Lease then the index that is designated by the Portland Metropolitan Association of Building Owners and Managers to replace it shall be used. The above notwithstanding, the CPI adjustment shall not exceed 4% of the previous year's Base Rental.

******

                                                               Please Initial

                                                ________       ______________
                                                Landlord           Tenant

19.4 Disputes.
          If Tenant disputes any computation of additional rent or rent adjustment under paragraphs 19.1 through 19.3 of this lease, it shall give notice to Landlord not later than one year after the notice from Landlord describing the computation in question, but in any event not later than 30 days after expiration or earlier termination of this lease. If Tenant fails to give such a notice, the computation by Landlord shall be binding and conclusive between the parties for the period in question.

20.1 Complete Agreement; No Implied Covenants.
          This lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

20.2 Space Leased AS IS.
          Unless otherwise indicated on Exhibit C and stated in this Lease, the Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.

20.3 Captions.
          The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.

20.4 Nonwaiver.
          Failure by Landlord to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

20.5 Exhibits.
          The following Exhibits are attached hereto and incorporated as a part of this lease:

          See EXHIBITS A, B, C, AND D.

                                                                  Please Initial

                                                                    [ILLEDGIBLE]
                                                      __________    ------------
                                                       Landlord         Tenant

     IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.


LANDLORD:                                      By: /s/ Douglas McPherson
                                                  -----------------------------
Address for notices:
P.O. BOX 3458
------------------------                       Title:  Chief Legal Officer
                                                      -------------------------
Portland, OR 97208
------------------------                       By._____________________________

TENANT:
                                               Title:__________________________

Address for notices:
Chief Financial Officer
------------------------

City Search
------------------------
790 E. Colorado Blvd., Suite 200
Pasadena, CA 91101

                                  EXHIBIT "A"
                                MONTGOMERY PARK




                 [MONTGOMERY PARK 7th FLOOR PLAN APPEARS HEAR]

                                  EXHIBIT "B"

                          Additional Lease Provisions
                       Lease between H. Naito Corporation
                                      and
                                CitySearch, Inc.

1.   PARKING

     During the term of this lease, Landlord shall provide parking for Tenant's customers while they are conducting business with Tenant. Landlord shall also provide Tenant with fourteen (14) monthly parking space(s). Said space(s) may be unassigned and/or limited to a designated lot. Up to 31 additional parking spaces will be provided at a monthly fee of $40.00 per space per month, subject to the annual CPI adjustments not to exceed 4% as described in paragraph 19.2

2.   COMPLETION OF BUILDING

     Construction of additional tenant improvements in the Building may take place after the commencement of the term of this lease. Landlord's construction work shall be done in such a way as to interfere as little as reasonably possible with the use of the premises by Tenant. Landlord may close entrances, doors, corridors, elevators, parking areas, roads, drives, walkways and other facilities as may be reasonably necessary to complete said work, provided that Tenant shall have access to the premises sufficient for the conduct of Tenant's business. Tenant and Tenant's guests shall have no inconvenience, interference, disturbance or annoyance resulting from Landlord's performance of any such work pursuant to this paragraph.

3.   RULES AND REGULATIONS

     Tenant shall comply and cause Tenant's employees, agents, invitees and customers to comply with the rules and regulations respecting the use of the premises and the Building set forth in Exhibit "D." Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed to the right to amend any of the rules and regulations from time to time. Without limiting the generality of the foregoing, such rules may establish hours during which the building shall be open for use, may regulate the parking area, may regulate the receiving and delivery of goods and merchandise to the premises and may regulate the removal of garbage and refuse from the premises.

4.   TENANT IMPROVEMENTS

     Landlord, at its cost, agrees to remove part of the existing build-out in suite 700 and construct new office improvements as shown and described in the attached Exhibit C. These improvements shall be completed in a workmanlike manner according to industry and comparable office building standards.

5.   OCCUPANCY OF TEMPORARY SPACE

     Landlord agrees to make suite 770 available to Tenant as temporary space commencing February 15, 1997. Tenant agrees to pay $1,667.00 month, or the appropriate prorated daily amount, for so many days as Tenant occupies suite 770. Lease payments for suite 770 will cease on April 1 or on the day before Tenant occupies suite 700, whichever occurs earlier.

6.   AFTER-HOURS HEATING, VENTILATION AND IF AIR CONDITIONING (HVAC)

     After-hours HVAC service will be available at a cost of $8.10 for any given two-hour period or fraction or multiple thereof: or if 24-hour, seven-day-per-week service is required, at a cost of $461.53 per month. Said cost shall be subject to annual CPI adjustments not to exceed 4% as specified in paragraph 19.2.

7.   CONSENT BY LANDLORD TO BE REASONABLE

     Whenever Landlord's consent is called for in this lease, Landlord agrees not to unreasonably withhold such consent or approval.

8.   RIGHTS OF FIRST REFUSAL

     a. Tenant shall have the first right of refusal to lease, subject to the same terms as this lease, the adjoining suite 762 and 730 (outlined in blue on "Exhibit A" hereof) when the present lease expires on June 30, 1997. However, this right shall be secondary to the present tenant's right to renew or extend its lease, and it shall under all circumstances expire at midnight on July 31, 1997, unless extended by mutual written agreement.

     b. Suite 730 is currently vacant and offered for lease by Landlord. So long as Tenant is not in default, Tenant shall have a first right of refusal on said space or any part thereof following the successful effort by Landlord to lease said premises to a third party tenant. The first right of refusal shall be exercised by Tenant within three business days of written notice of the terms offered by a bona fide prospective lessee, subject only to rights of the third party Tenant to whom Landlord leases said space.

9.   NON-DISTURBANCE

     In the event of any attornment by Tenant pursuant to paragraph 16.1, it is understood and agreed that this Lease and Tenant's rights hereunder shall continue undisturbed while Tenant is not in default hereunder, subject however to the provisions of the terms of Article 16.1.

10.  OPTION TO TERMINATE

     Tenant shall have the right to terminate the entire lease or any independently leasable portion of the leased premises anytime after the third year of the lease. Tenant shall provide nine (9) months' advance written notice of its intent to exercise this option. It is agreed and understood that the penalty for such termination shall be the repayment to Landlord of any unamortized tenant improvements and leasing commissions attributable to the portion or portions of space so terminated, calculated at an annual rate of 10 percent interest.

11.  ACCESS

     Tenant and Tenant's employees shall have access to the Premises 24 hours each day, seven days each week upon presentation of appropriate identification.

12.  CONFIDENTIALITY CLAUSE

     No publicity concerning the tenancy of CitySearch shall be allowed by Landlord or its agents. Any information provided by CitySearch to Landlord shall not be used for any purpose other than evaluating the proposed lease, and for the purpose of listing Tenant's name on building directories, tenant lists and rental rolls necessary for the regular operation of the building.

                                  EXHIBIT "C"
                                  -----------

       "DESCRIPTION OF TENANT IMPROVEMENT WORK TO BE DONE IN SUITE 700"

Landlord shall, at its sole cost and expense, build Tenant premises according to the plan attached hereto as part of this "Exhibit C". This will include but not necessarily be limited to the following:

A. DEMOLITION.
--------------
Demo Center Island Area, cabinets, two offices, one conference room, one storage room, one conference room wall and part of kitchen cabinetry per plans. Includes removing electrical & communication wiring, unwanted wall trim in back conference room. Demo carpet and base.

B. CONSTRUCTION.
----------------
1. Build demising wall to separate Suite 700 from that part of the former Suite 700 which is not included in the present lease (future Suite 730).
2. Build two 36' X 54" pony walls, one 35' X 54" and one 9' 10" X 54" pony wall. And one 14' pony wall per plans; finish ready to paint. Includes all duplex receptacles shown on plan, and running conduit as needed for electrical.
3. Minor ceiling tile work; and patching/finishing wall ends ready to paint.
4. Move fire extinguisher in kitchen to post including patching wall hole where removed.
5. Patch walls where trim removed.
6. Cut 6 desks 4" shorter.
7. Frame & hang two new doors, (one with window) including special hardware & wiring for emergency exit fire door.
8. Remove small table in kitchen & phone jack, new wall paper, new flooring.
9. HVAC as necessary to modify system appropriately to allow for changes in suite.
10. Electrical necessary to change unwanted existing recessed lighting to 2' X 4' drop-in fluorescence fixtures (leaving recessed in reception area). Add 3 duplex receptacles behind new reception wall. Add exit sign over fire door.
11. Add duplex on outside wall of smallest conference room, run conduit down post and provide duplex receptacle on separate circuit for copier. Install one power pole for freestanding wall. Install dedicated circuit with quadplex receptacle and grounding bar in phone room. And change sensors to switches in 6 conference rooms. Including Conf. "F".
12. Electrical and building permits.
13. Add sound proofing to door between conference rooms A & E.

C. Install new carpet and base as selected by Landlord and approved by Tenant.
--

D. Paint and otherwise finish the space to make ready for occupancy.
--

                                  "EXHIBIT C"

                        [DEMOLITION PLAN APPEARS HERE]

                                  "EXHIBIT A"

                       [CONSTRUCTION PLAN APPEARS HERE]

                                  EXHIBIT "D"
                             RULES AND REGULATIONS

     1.   Use of Common Areas. The sidewalks, halls, passages, exits, entrances,
     -------------------------
elevators, and stairways of the Building shall not be obstructed by any of the lessees or used by them for any purpose, other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Lessor shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Lessor would be prejudicial to the safety, character, reputation and interests of the Building and its lessees, provided that nothing herein shall be construed to prevent such access to persons with whom any lessee normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. The roof of the Building is not a common area. No lessee, and no employees or invitees of any lessee, shall go upon the roof of the Building except as authorized by Lessor.

     2.   Prohibited Uses. The premises shall not be used for manufacturing or
     ---------------------
for lodging. No cooking shall de done or permitted by any lessee on the premises, except that use by Lessee of equipment including microwave approved by Underwriter's Laboratory for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations.

     3.   Keys. Lessor will furnish each lessee free of charge with one key for
     ----------
each employee plus two additional keys to each door lock in the premises. Lessor may make a reasonable charge for any additional keys. No lessee shall have any keys made. No lessee shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Lessor. Lessee shall in each case furnish Lessor with a key for any such lock. Each lessee, upon termination of its tenancy, shall deliver to Lessor all keys to doors in the Building which shall have been furnished to Lessee.

     4. Nuisances and Dangerous Substances. No lessee shall use or keep in the
     --------------------------------------
premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or without Lessor's prior written approval, use any method of heating or air conditioning, other than that supplied by Lessor. No lessee shall use or keep or permit to be used or kept any foul or noxious gas or substance in the premises, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other lessees of those having business therein. Nor shall any animals or birds be brought in or kept in or about the premises of the Building.

     5.   Building Directory. The directory of the Building will be provided for
     ------------------------
the display of the name and location of lessees and in Lessor's discretion a reasonable number of the principal officers and employees of lessees, and lessor reserved the right to exclude any other names therefrom. Any additional name which any lessee shall desire to place upon said directory must first be approved by Lessor, and if so approved, a charge may be made therefor.

     6.   Window Coverings. No curtains, draperies, blinds, shutters, shades,
     ----------------------
screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window of the Building without the prior written consent of Lessor. In any event with the prior written content of lessor such items shall be installed on the office side of Lessors standard window covering and shall in no may be visible from the exterior of the Building.

     7.   Heating, Ventilating and Air Conditioning. Lessee shall cooperate with
     -----------------------------------------------
Lessor in obtaining maximum effectiveness of the heating, ventilating and air conditioning (HVAC) system. Lessee shall not obstruct, alter or in any way impair the efficient operation of Lessor's HVAC system, and shall not tamper with or change the setting of any thermostats, temperature control vanes, or discharge or return air registers or ducts.

     8.   Floor Coverings.  No lessee shall lay linoleum, tile, carpet or any
     ---------------------
other floor covering so that the same shall be affixed to the floor of its premises in any manner, except as approved in writing by Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the lessee by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

     9.   Closing Procedure.  Each lessee shall see that the doors of its
     -----------------------
premises are closed and locked and that all water faucets, water apparatus are shut off before lessee or its employees leave the premises, so as to prevent waste or damage, and for any default or carelessness by a lessee in this regard, the lessee shall be liable for all injuries sustained by other lessees or, occupants of the Building or Lessor. All lessees shall keep the doors to the building corridors closed at all times, except for ingress and egress.

     10. Plumbing Facilities. The toilets, urinals, wash bowls and other
     ------------------------
apparatus shall not be used for any purpose, other than that for which they are constructed; no foreign substance of any kind whatsoever shall be thrown therein and the expense of any similar breakage, stoppage or damage resulting from the violation of this rule shall be borne by the lessee who, or whose employees or invitees, shall have caused it.

     11.  Use of Hand Trucks.  There shall not be used in any space, or in the
     ------------------------
public halls of the Building, whether by any lessee or others, any hand trucks, except those equipped with rubber tires and side guards or such other material handling equipment as Lessor may approve. No other vehicles of any kind shall be brought by any lessee into the Building or kept in or about its premises.

     12.  Soliciting.  Canvassing, peddling, soliciting and distribution of
     ----------------
handbills or any other written materials in the Building are prohibited, and each lessee shall cooperate to prevent the same.

     13.  Lessee's Requirements. The reasonable requirements of the lessees will
     ---------------------------
be attended to, but only upon application by telephone or in person at the office Building. Employees of the Lessor or its manager shall no perform any work or do anything outside or their regular duties unless under special instructions from Lessor.

     14.  Parking.  All parking ramps and areas, walkways, plaza and other
     -------------
public areas forming a part of the Building shall be under the sole and absolute control of Lessor, with the exclusive right to regulate and control these areas. Lessee and its employees and invitees shall park their cars and trucks only in areas designated by Lessor from time to time for that purpose, and further agrees to conform to the rules and regulations that may be established by Lessor for these areas from time to time.

     15.  Fire and Safety Regulations. Lessees shall comply with all safety,
     ---------------------------------
fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

     16.  Responsibility for Theft. Lessee assumes any and all responsibility
     ------------------------------
for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the premises closed.

     17. Enforcement.  Lessor may waive any one or more of these Rules and
     ----------------
Regulations for the benefit of any particular lessee or lessees, no such waiver by Lessor shall be construed as a waiver of such Rules and Regulations in favor of any lessee or lessees, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the lessees of the Building.

     18.  Effect on Lease. These Rules and Regulations are in addition to, and
     ---------------------
shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     19.  Additional and Amended Rules. Lessor reserves the right to make such
     ----------------------------------
other and reasonable rules and regulations as in its judgement may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein and the right to amend any of the rules and regulations from time to time.

     20.  Smoking Prohibited. Smoking of cigarettes, pipes and cigars shall be
     ------------------------
prohibited in the Premises. Under the Oregon Indoor Clean Air Act (ORS 433.835 through 433.875), smoking shall be prohibited in the common areas of the building including, but not limited to, restrooms, public corridors, meeting rooms, the atrium, elevators, and elevator lobbies. Smoking shall be permitted only in a designated smoking room or rooms. Landlord reserves the right at any time and at its sole discretion to eliminate any or all designated smoking room or rooms.

     21.  Signage. Tenant shall not place, or cause to be placed or maintained,
     -------------
any sign or advertising matter of any kind anywhere within the Montgomery Park Building, except in the interior of the Leased Premises, without Landlord's prior written approval. NO HANDWRITTEN SIGNS SHALL BE PERMITTED. No symbol, design, name, mark or insignia adopted by Landlord for the Montgomery Park Building shall be used without the prior written consent of Landlord. No illuminated signs located in the interior of the Leased Premises and which are visible from outside of the Leased Premises shall advertise any product. All signs located in the interior of the Leased Premises shall be in good taste so as not to detract from the general appearance of the Leased Premises and the Montgomery Park Building. Tenant shall maintain in good condition and repair at all times any sign or advertising matter of any kind which has been approved by Landlord for use by Tenant. Landlord approved signs shall be displayed only in the display areas designated as such by Landlord, unless otherwise specifically agreed to in writing by Landlord.